Exhibit 10.19

ADVANCE AUTO PARTS, INC.

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2008)

TABLE OF CONTENTS

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ARTICLE I

GENERAL

Section 1.1  Purpose.  It is the intention of Advance Auto Parts, Inc. (the “Company”) to continue to maintain and provide for the administration of the Advance Auto Parts, Inc. Deferred Compensation Plan (the “Plan”) in accordance with the provisions of Section 409A of the Code, and in accordance with other provisions of law relating to non-qualified deferred compensation plans.  The purpose of the Plan is to allow eligible Team Members to elect to defer the receipt of a portion of the compensation that would otherwise be currently payable to the Team Member.

Section 1.2  Status of Plan.  The Plan is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA).  It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.  The Plan constitutes a mere promise by the Company to make deferred compensation payments in the future.  As to such deferred compensation benefits, Participants under the Plan have the status of a general, unsecured creditors of the Company.

Section 1.3  Effective Date.  The Plan is a continuation of the Plan that was originally adopted effective as of June 1, 2003.  Except as may be expressly provided otherwise, the Plan is hereby amended and restated effective as of January 1, 2008 for the purpose of becoming compliant with final Code Section 409A regulations issued by the Internal Revenue Service.

Section 1.4  Pre-2005 Deferrals.  Deferrals made under the Plan on or before December 31, 2004, which were earned and not subject to a substantial risk of forfeiture as of such date, shall be segregated and administered solely in accordance with the Addendum to this Plan.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

Section 2.1  Affiliated Company.  “Affiliated Company” means the Company and each other corporation or enterprise, which as of a given date, is then a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Sections 414(b) and (c) of the Code, as is the Company.

Section 2.2  Aggregated Plans.  “Aggregated Plans” means the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives, and any other account balance form of deferred compensation plan allowing elective deferrals that is sponsored by an Affiliated Company, and which  is required to be aggregated with this Plan pursuant to IRS Regulation §1.409A-1(c)(2).

Section 2.3  Base Salary.

(a)
The “Base Salary” of a Team Member for a Plan Year means the base rate of cash compensation otherwise payable by an Employer to or for the benefit of the Team Member for services rendered or labor performed while that Team Member is a Participant in this Plan for such Plan Year, including the base pay that the Team Member could have received in cash in lieu of:

(i)	Compensation deferrals elected to be made under this Plan, or under any other non-qualified deferred compensation plan maintained by the Company or other Affiliated Company; and

(ii)
Contributions made by or on the Team Member’s behalf to any qualified retirement plan, or to any Code Section 125 cafeteria plan or other employee benefit plan maintained by the Company or other Affiliated Company.

(b)
Any compensation paid to a Team Member after the last day of a Plan Year solely for services performed during the final payroll period (as described in Code Section 3401(b)) containing the last day of the Plan Year shall be treated as compensation for services performed in the subsequent Plan Year.  For example, if a payroll period begins on December 23 of Year 1 and ends on January 5 of Year 2, then the compensation for that payroll period shall be treated as Year 2 compensation.

Section 2.4  Beneficiary.  “Beneficiary” means the person, persons or entity designated by the Participant or by the terms of the Plan to receive any benefits payable under the Plan pursuant to Article VII.

Section 2.5  Board.  Except as provided in Section 6.1, “Board” means the Board of Directors of the Company as constituted from time to time.

Section 2.6  Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.  References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

Section 2.7  Company.  “Company” means Advance Auto Parts, Inc., its successors, and any organization into which or with which Advance Auto Parts, Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred.

Section 2.8  Compensation Committee.  “Compensation Committee” means the Compensation Committee of the Board, or any successor to such committee.

Section 2.9  Deferral Account.  “Deferral Account” means each account established and maintained on behalf of each Participant pursuant to Section 4.1.  Where the context so implies, reference to a Participant’s Deferral Account shall include the Participant’s Matching Contribution Account (if any).

Section 2.10  Deferral Election Agreement.  “Deferral Election Agreement” (sometimes referred to simply as a “Deferral Election”) means a Team Member’s agreement to defer the receipt of Eligible Compensation as submitted by the Team Member under the Plan in accordance with Section 3.3.

Section 2.11  Deferral Period.  “Deferral Period” means the period defined in Section 3.5.

Section 2.12  Deferred Amount.  “Deferred Amount” means the amount defined in Section 3.4.

Section 2.13  Disabled.  A Participant shall be considered to be or have become “Disabled” for purposes of the Plan if, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, the Participant:

(a)	Is unable to engage in any substantial gainful activity; or

(b)	Is receiving, and has received for a period of not less than three months, income replacement benefits under another accident and health plan covering employees of the Participant’s Employer.

A Participant will be deemed to be Disabled if the Participant has been determined to be disabled (i) by the Social Security Administration, or (ii) under a disability insurance program having a definition of disability that satisfies the standard prescribed in subsection (a) above.

Section 2.14  Eligible Compensation.  “Eligible Compensation” for any Team Member for any period means the Base Salary, Quarterly Bonus or Roll-up Performance Bonus, if any, otherwise payable to the Team Member for services performed during such period.

Section 2.15  Employer.  “Employer” means each Affiliated Company having any Team Members who are Participants under the Plan. An Affiliated Company qualifying as an Employer as of January 1, 2005 shall continue as such, subject to the provisions of the Plan.  For periods on and after January 1, 2005, if an Affiliated Company acquires a corporation or other trade or business, and if the acquired entity is thereupon maintained as a separate Employer or operating unit with respect an Affiliated Company in general, then such entity shall not be deemed to be an Employer with respect to the Plan, and the

Employees employed by that entity shall not be eligible to participate in the Plan, unless and until the Company directly, or acting through the Plan Administration Committee, affirmatively designates the acquired entity as an Employer.

Section 2.16  ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.17  Hypothetical Investment Benchmark.  “Hypothetical Investment Benchmark” means the phantom investment benchmarks that are used to measure the earnings credited to a Participant’s Deferral Account.

Section 2.18  Matching Contribution.  “Matching Contribution” means the amount of matching or other non-elective employer contribution that an Employer may make to the Plan on behalf of eligible Team Members for any Plan Year, as prescribed in Section 3.9.

Section 2.19  Matching Contribution Account.  “Matching Contribution Account” means a notational account established to reflect the crediting of any Matching Contributions or other non-elective Employer contributions made on account of a Participant, including the deemed earnings thereon.

Section 2.20  Participant.  “Participant” means any eligible Team Member who has elected to participant in the Plan by filing a Deferral Election Agreement as provided in Article III.

Section 2.21  Plan.  “Plan” means this Advance Auto Parts, Inc. Deferred Compensation Plan, as may be amended from time to time.

Section 2.22  Plan Administration Committee.  “Plan Administration Committee” means the committee that is responsible for the operation and administration of the Plan, as identified in Section 8.1(c).

Section 2.23  Plan Year.  “Plan Year” means a 12-month period beginning January 1 and ending the following December 31.

Section 2.24  Qualified Change in Control Event.  “Qualified Change in Control Event” is a change in control of an Employer, as more fully prescribed in Article VI.

Section 2.25  Quarterly Bonus.  “Quarterly Bonus” means the amount awarded to a Team Member for each quarterly performance period within a Plan Year pursuant to any approved incentive plan maintained by an Employer.

Section 2.26  Retirement.  “Retirement” or “Retired” means a Participant’s Separation from Service after both attaining age 55 and completing at least 10 continuous years of service with the Affiliated Companies.

Section 2.27  Roll-up Performance Bonus.  “Roll-up Performance Bonus” means the bonus of the same name that is awarded to a Team Member under an incentive plan maintained by an Employer.  Under the terms of the incentive plan, such Roll-up Performance Bonus is payable by reason of the Team Member’s satisfaction of organizational or individual performance criteria, and is measured on the basis of a performance period of 12 months (being the Plan Year).  A performance bonus payable to a Team Member that does not satisfy both of the above conditions will be treated under the Plan as a Quarterly Bonus.

Section 2.28  Separation from Service.

(a)
Subject to the further provisions of this Section 2.28, a Participant will incur a Separation from Service for purposes of the Plan if the Participant dies, Retires, or otherwise has a termination of employment as to all the Affiliated Companies.

(b)
An Participant’s employment relationship with an Affiliated Company will be treated as continuing intact, and thus the Participant will not be deemed to have incurred a Separation from Service, while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Affiliated Company under an applicable statute or by contract.  A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Affiliated Company.  If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period.

(c)
Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Affiliated Company and the Participant reasonably anticipated that no further services would be performed after a certain date, or that the level of bona fide services the Participant would perform after such date (whether as an Employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed  (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Affiliated Companies if the Participant has been providing services to the Affiliated Companies less than 36 months).  A Participant is presumed to have incurred a Separation from Service where the level of bona fide services performed decreases to a level equal to 20 percent or less of the average level of services performed by the Participant during the immediately preceding 36-month period.  A Participant will be presumed not to have incurred a Separation from Service where the level of bona fide services performed continues at a level that is 50 percent or more of the average level of service performed by the Participant during the immediately preceding 36-month period.  No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20 percent, and less than 50 percent, of the average level of bona fide services performed during the immediately preceding 36-month period).

Section 2.29  Specified Employee.

(a)	For purposes of this Plan, a “Specified Employee” means a Participant who is:

(i)	A five-percent owner of an Affiliated Company; or

(ii)	A one-percent owner of an Affiliated Company having annual compensation of more than $150,000; or

(iii)
An officer of an Affiliated Company, regardless of the level of the officer’s annual compensation for the Plan Year at issue.  In this regard, an “officer” means a Team Member whose position is that of a Vice-President or higher.

(b)
A Participant’s status as a Specified Employee will be determined as of December 31 of each Plan Year (the “Identification Date”).  If applicable, such a determination will be based on the compensation earned by the Participant from the Affiliated Companies for the 12-month period ending on the Identification Date.

(c)
A Participant who is determined to be a Specified Employee as of an Identification Date shall be treated as a Specified Employee for purposes of the distribution restrictions prescribed under Section 5.6 of the Plan for the 12-month period beginning on the first day of the month following the Identification Date (i.e., for the calendar year immediately following the Identification Date).

(d)
If a publicly-traded corporation is acquired by, or merges into, the Company or other Affiliated Company, then any Team Member of the acquired or merged corporation who as of December 31 (the Identification Date) immediately following the corporation transaction, has become an officer of an Affiliated Company (as defined in paragraph (a)(iii) above), or who is an owner described in paragraph (a)(i) or (ii) above, will be treated as a Specified Employee for purposes of this Plan through the last day of calendar year that is coincident with or next follows the date of the corporation transaction.  Thereafter, the Team Member’s status as a Specified Employee will be determined as prescribed above.  Notwithstanding the foregoing, the Company may elect to use any reasonable method to determine the Specified Employees for purposes of the Plan for periods immediately after the corporate transaction, provided that such method is adopted no later than 90 days after the corporate transaction and applied prospectively from the date the method is adopted.

(e)
If a company that is not publicly-traded is acquired by or merges into the Company or other Affiliated Company, then the Team Members of the acquired or merged company will not be treated as Specified Employees for purposes of this Plan until the first day of the calendar year next following the acquisition.  Thereafter, the Team Member’s status as a Specified Employee shall be determined as prescribed above.

(f)
A Participant who is not a current or former Team Member of the Company or any other Affiliated Company (i.e., an “outside” Director) is not a key employee, and therefore not a Specified Employee for purposes of the Plan.

Section 2.30  Specified Time.  “Specified Time” means a designated Deferral Period with respect to a Deferral Account that based on a stated number of years, as prescribed in Section 3.5(b).

Section 2.31  Team Member.  “Team Member” means an employee of the Company or other Affiliated Company.

ARTICLE III

PARTICIPATION AND DEFERRAL ELECTIONS

Section 3.1  Participation.

(a)	Each Team Member who was a Participant in the Plan as of December 31, 2007 shall continue as such, subject to the provisions of the Plan.

(b)	Effective on and after January 1, 2008, a Team Member shall be eligible to participate in the Plan with respect to any Plan Year if:

(i)	The Plan Administration Committee concludes that for such Plan Year, the Team Member is:

(A)	Expected to be compensated in an amount such that the sum of the Team Member’s Base Salary plus 75% of the Team Member’s anticipated incentive bonuses for the Plan Year will equal or exceed $100,000;

(B)	A “highly-compensated employee” for the Plan Year at issue under a Section 401(k) plan maintained by an Employer by reason of the Team Member’s compensation for the prior Plan Year; or

(C)
A newly-hired Team Member, and is expected to receive compensation from the Employer at a level which, if annualized, will equal or exceed the dollar amount that will be used to establish a person’s status as a “highly compensated employee” under Code Section 414(q) for the following year.

(ii)	As of the first day of the Plan Year, the Team Member is at least 21 years of age and has completed at least one year of continuous service (1,000 hours) with the Affiliated Companies; and

(iii)
The Team Member commits to make elective deferrals to a qualified Section 401(k) plan maintained by an Employer at the maximum rate allowed with respect to such Team Member under the Section 401(k) plan.  This condition applies only if the Team Member is eligible to participate in such a Section 401(k) plan.

(c)
A Participant who is transferred from an Employer to employment with an Affiliated Company that is not an Employer with respect to the Plan, or who while continuing in the employ of an Employer ceases to be an eligible Team Member (a “Transferred Participant”), shall not be considered to have incurred a Separation from Service.  The Transferred Participant shall continue to be eligible to make deferrals under the Plan through the end of the Plan Year in which such transfer occurs, or for such additional period as may be permitted by the Compensation Committee.

Section 3.2  Duration of Participation.  Each Participant shall remain a Participant under the Plan until the balance of all of the Participant’s Deferral Accounts has been distributed to the Participant or the Participant’s Beneficiary.

Section 3.3  Deferral Election Agreement.

(a)
For each Plan Year, each eligible Team Member shall be permitted to submit a separate Deferral Election Agreement with respect to each of the forms of Eligible Compensation otherwise payable to the Team Member for services performed during the Plan Year.  The forms of Eligible Compensation for a Plan Year consist of Base Salary, Quarterly Bonuses and Roll-up Performance Bonus.  For administrative convenience, the Plan Administration Committee can combine the elections for two or more forms of the Eligible Compensation on a single form.  The submission of the Deferral Election Agreement must be made in accordance with such policies and procedures established by the Plan Administration Committee and communicated to eligible Team Members, which procedures may permit or require elections to be made by electronic media.

(b)	The Deferral Election Agreement with respect to each form of Eligible Compensation shall include the elections and descriptions prescribed below.

(i)	The amount of the Team Member’s Eligible Compensation to be deferred for the Plan Year (the “Deferred Amount”), as described more fully in Section 3.4;

(ii)	The designated payment event for such Deferred Amount, as described more fully in Section 3.5;

(iii)	The form in which the Deferred Amount is elected to be paid, as described more fully in Section 3.6; and

(iv)	The manner in which the Deferred Amount shall be deemed to be invested, as described in Section 4.4.

Section 3.4  Deferred Amount.

(a)
The Deferral Election Agreement of an eligible Team Member for a Plan Year shall designate the amount of each form of the Eligible Compensation for the Plan Year that the Team Member elects to have deferred under the Plan (the “Deferred Amount”).  An eligible Team Member shall make a separate deferral election for each form of the Team Member’s Eligible Compensation (i.e., Base Salary, Quarterly Bonus and Roll-up Performance Bonus) for the Plan Year.  The maximum or minimum amount of deferral that may be elected by a Team Member for a Plan Year with respect to each form of Eligible Compensation shall be established by the Plan Administration Committee.

(b)
The aspect of a Deferral Election Agreement regarding the elected Deferred Amount shall not apply to any pay period for which the amount of the Eligible Compensation remaining to be paid to the Team Member (but for the deferral election), after making any other deductions or withholdings of income, would be less than the Deferred Amount prescribed in the Deferral Election Agreement

(c)
Notwithstanding an eligible Team Member’s election to the contrary, if the Team Member is eligible to make elective deferrals under a Code Section 401(k) plan maintained by an Employer for any period for which the Team Member is eligible to participate in the Plan, the Team Member’s deferral election with respect to the Plan for a Plan Year, or for any period during a Plan Year, shall not apply unless and until the Team Member has made the maximum elective deferrals to the Section 401(k) plan permitted by Code Section 402(g), or has made the maximum elective deferrals for a period permitted under the terms of the Section 401(k) plan.

Section 3.5  Designated Payment Event.  A Team Member’s Deferral Election Agreement must designate the event that will give rise to the payment of the Deferred Amount.  The period of the deferral through the date of the event giving rise to the payment of the Deferred Amount is sometimes referred to herein as the “Deferral Period.”  Subject to the terms of the Plan, including Section 5.6 (regarding the restriction on distributions to Specified Employees), a Team Member may elect to have the Deferred Amount pertaining to services performed in any Plan Year become payable upon (i.e., to be deferred until) either of the following alternative events:

(a)	The Team Member’s Retirement or other Separation from Service; or

(b)
The expiration of a stated number of full calendar years, not less than two, following the Plan Year to which the deferred compensation pertains (i.e., as of a “Specified Time”).  For example, a Team Member may elect to have a Deferral Account pertaining to Year 1 compensation be deferred for the period ending on December 31 of Year 3, or until the last day of any subsequent calendar year.

Notwithstanding the terms of a Deferral Election Agreement, a Participant’s Retirement shall be a designated payment event with respect to each of the Participant’s Deferral Accounts.  Accordingly, if such Retirement occurs prior to the occurrence of the Specified Time designated in any Deferral Election Agreement for any Deferral Account, then the Retirement shall supplant the Specified Time election with respect to that  Deferral Account.

Section 3.6  Form of Payment.

(a)
A Participant’s Deferral Election Agreement shall designate the form in which the Deferred Amount will be paid if such payments arise by reason of a designated payment event prescribed in Section 3.5 above.  The permissive forms of payment are:

(i)	A lump sum; or

(ii)	Substantially equal annual installments over a period (as the Participant shall designate) of not less than two years and not more than 10 years.

(b)
If the distribution of a Participant’s Deferral Account is to be made in annual installments, then the annual cash payments to be made from the Participant’s Deferral Account shall be determined by reference to a  fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid).  Each installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account (if there is more than one such deemed investment).

Section 3.7  Deferral Election Deadline.

(a)
A Deferral Election pertaining to any Base Salary or Quarterly Bonuses that may otherwise become payable to a Participant for services performed during a Plan Year, including in regard to the fourth quarter Quarterly Bonus for a Plan Year that will be paid after the end of that Plan Year, must be submitted on or before December 31 of the Plan Year immediately preceding the Plan Year for which it is effective (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee.

(b)
A Deferral Election pertaining to any Roll-up Performance Bonus that may otherwise become payable to a Participant for services performed during a Plan Year must be submitted on or before December 31 of the Plan Year immediately preceding the Plan Year performance period for which it is effective (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee.  Notwithstanding the foregoing, the Compensation Committee in its discretion may permit Participants to submit the Deferral Election for the Roll-up Performance Bonus pertaining to any Plan Year on or before June 30 falling within the applicable Plan Year (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee, subject to the following conditions:

(i)
The Participant must have performed services for the Employer continuously during the period beginning on the later of the beginning of the performance period or the date the applicable performance criteria are established, and ending on the date the election is made; and

(ii)	The election is made before the amount of the Roll-up Performance Bonus becomes readily ascertainable.

Section 3.8  Election for First Year of Eligibility.  Notwithstanding Section 3.7 above, the provisions of this Section 3.8 shall apply with respect to a Team Member who becomes eligible to participate in the Plan after the first day of a Plan Year.

(a)	The timing of the eligible Team Member’s initial Deferral Election shall be governed by the rules prescribed below.

(i)
The initial Deferral Election must be made within 30 days after the date the individual becomes such an eligible Team Member.  Except as provided in paragraph (ii) below, the eligible Team Member’s initial Deferral Election, or the decision to not make an initial Deferral Election, shall become irrevocable as of the expiration of such 30-day election period.

(ii)
Notwithstanding paragraph (i) above, an initial Deferral Election by an eligible Team Member with respect to a Quarterly Bonus or a Roll-up Performance Bonus that is affirmatively made and submitted under the Plan by the last day of the quarter or Plan Year preceding the quarter or Plan Year for which the Deferral

Election will first apply, and before the expiration of the otherwise applicable 30-day election period, shall become irrevocable as of the last day of such preceding quarter or Plan Year.

(iii)
In no event may the deadline for making an initial Deferral Election under this Plan with respect to any eligible Team Member for any Plan Year be subsequent to the deadline imposed on that Eligible Individual for making a Deferral Election for such Plan Year under any other Aggregated Plan.

(b)
A former Participant who has again become an eligible Team Member shall be treated as first becoming eligible to participate in the Plan, and thus shall be subject to the special election rules of this Section 3.8, under either of the following circumstances:

(i)
The former Participant has been paid all amounts deferred under the Plan and all other Aggregated Plans, and the Participant ceased to be eligible to elect to continue to participate in the Plan or an Aggregated Plan on or before the date of the last such payment; or

(ii)
The former Participant was not eligible to participate in the Plan or an Aggregated Plan during the 24-month period ending on the date of again becoming eligible to participate in the Plan or an Aggregated Plan.

(c)	The compensation to which such initial Deferral Election will apply shall be determined in accordance with the rules set forth below.

(i)
The eligible Team Member’s initial Deferral Election shall apply only to the Eligible Compensation otherwise payable for services performed by the eligible Team Member subsequent to the date the Deferral Election has become irrevocable pursuant to subsection (a) above.

(ii)
For purposes of paragraph (i) above, as with respect to a Deferral Election by an eligible Team Member pertaining to a Quarterly or Roll-up Performance Bonus, if the initial Deferral Election is made after the beginning of the applicable bonus performance period, the Deferral Election shall apply to the total amount of Eligible Compensation for the applicable performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period after the election has become irrevocable, and the denominator of which is the total number of days in the performance period.

(iii)
The formula prescribed in paragraph (ii) above shall also apply in regard to a Deferral Election pertaining to the deferral of the eligible Team Member’s Base Salary, unless the amount of the individual’s Eligible Compensation for the portion of a period prior to the date of the irrevocability of the Deferral Election (i.e., the amount of the Eligible Compensation that is not eligible to be deferred under the Plan) can be readily ascertained.

Section 3.9  Irrevocability of Election.

(a)
Once the applicable Statutory Deadline to make a Deferral Election for any form of Eligible Compensation with respect to any Plan Year has passed, as prescribed in Section 3.7, or once the deadline for making an initial Deferral Election pursuant to Section 3.8 above has expired, the Deferral Election shall generally become irrevocable.  The consequences of such include the following:

(i)	The amount of the Eligible Compensation that the Participant elected to defer for the Plan Year, or the election not to defer any amount, cannot be canceled or modified;

(ii)	The form of payment for the Deferral Account to which the Deferred Election applies cannot be modified; and

(iii)	The designated date of payment for the Deferral Account to which the Deferred Election applies cannot be modified, except as provided in Section 5.8.

(b)
Notwithstanding subsection (a) above, an eligible Team Member who receives a hardship withdrawal from a Section 401(k) plan maintained by the Company or another Affiliated Company, and who is thereupon suspended from making elective deferrals under all qualified and non-qualified plans of the Affiliated Companies pursuant to IRS Regulation § 1.401(k)-1(d)(3) and the terms of the 401(k) plan, shall have his or her Deferral Election under this Plan thereupon canceled on a prospective basis.  Such Deferral Election cancellation rule shall be subject to the following:

(i)	An eligible Team Member’s Deferral Election shall not be canceled upon the hardship withdrawal if the 401(k) plan does not require the suspension of elective deferrals; and

(ii)
An eligible Team Member whose Deferral Election is canceled pursuant to the above, and who thereafter becomes eligible to resume making deferrals under this Plan, shall nevertheless remain subject to the general election deadline rules prescribed under this Section 3.9.  Accordingly, the eligible Team Member shall not be permitted to resume making elective deferrals under this Plan for any period prior to the first day of the Plan Year following the expiration of the elective deferral suspension period under the applicable 401(k) plan.

(c)
Further notwithstanding subsection (a) above, the Deferral Election of a Participant who receives an Unforeseeable Emergency withdrawal from the Plan pursuant to Section 5.11 shall be cancelled on a prospective basis.  Such cancellation shall continue in effect for the remainder of the Plan Year in which the withdrawal is made.  The Participant, if otherwise so eligible, shall be permitted to elect to make elective deferrals under the Plan for the subsequent Plan Year.

Section 3.10  Evergreen Elections.

(a)
Prior to each Deferral Election Agreement submission deadline, each eligible Team Member shall be provided information regarding the eligible Team Member’s deferral rights under the Plan for the following Plan Year or other applicable period.  The eligible Team Member shall then be permitted to affirmatively elect or decline to enter into a Deferral Election Agreement for the applicable period.  In the event that an eligible Team Member fails to timely submit a Deferral Election Agreement, or fails to affirmatively decline to enter into a Deferral Election Agreement, for any period, then the Eligible Individual shall be deemed to have made the same Deferral Election (or election declination) as had most recently been made for the form of Eligible Compensation at issue.

(b)
Subject to Section 3.9(b) above (regarding the cancellation of a Deferred Election upon a 401(k) plan hardship withdrawal), a deemed election shall become irrevocable as of the applicable Statutory Deadline (as prescribed in Section 3.7).  For example, an eligible Team Member who fails to make or affirmatively decline a Deferral Election Agreement in regard to Base Salary payable for Year 2 will be deemed to have made the same Base Salary Deferral Election, or election declination, as in effect for Year 1.  An eligible Team Member who is first eligible to make a Deferral Election for any form of Eligible Compensation, but fails to timely make such election, shall be deemed to have declined such Deferral Election.  Subject to subsection (c) below, this deemed evergreen election shall apply to all aspects of an eligible Team Member’s Deferral Election, including in regard to the designated Deferral Period.

(c)	The Deferral Period applicable to a evergreen election deemed to be made under this Section 3.10 with respect to any form of Eligible Compensation shall be determined as prescribed below.

(i)
If the most recent Deferral Election for the form of Eligible Compensation at issue designated a Deferral Period extending to the eligible Team Member’s Retirement or other Separation from Service, then that same designation shall apply to the deemed evergreen election.

(ii)
If the most recent Deferral Election for the form of Eligible Compensation designated a deferral of payment for a Specified Time, then that Specified Time shall be deemed to have also been elected; provided, however, if that Specified Time is not the end of at least two full calendar years following the beginning of the Plan Year to which the deemed evergreen election applies, then the Deferral Period for a Deferred Amount that is the subject of the deemed election shall be the end of such second future calendar year.

Section 3.11  Non-Elective Employer Deferrals.

(a)	An Employer may, at any time and in its complete discretion, make Matching Contributions or other non-elective employer deferrals on behalf of any eligible Team Member for any Plan Year.

(b)	Any non-elective employer deferrals made by an Employer with respect to an eligible Team Member shall be maintained in a separate Deferral Account established on the Team Member’s behalf.

(c)
Except as otherwise prescribed under the Plan, a Team Member’s Deferral Account pertaining to non-elective employer deferrals for any Plan Year shall become payable at such time, and in such form, as prescribed in the Deferral Election Agreement made (or deemed to have been made) by the Team Member with respect to the Team Member’s Base Salary for the Plan Year at issue; provided, however, that the specified payment date for such Deferral Account shall not precede the last day of the Plan Year as of which such Deferral Account has become vested pursuant to Section 4.3(b) below.

(d)
Non-elective employer deferrals pertaining to any Plan Year shall be invested pursuant to the same Hypothetical Investment Benchmarks and in the same proportion as prescribed in the deferrals of the Team Member’s Base Salary for such Plan Year.

ARTICLE IV

MAINTENANCE AND INVESTMENT OF ACCOUNTS

Section 4.1  Maintenance of Deferral Accounts.  Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect various Hypothetical Investment Benchmarks, or separate Deferral Election Agreements specifying different Deferral Periods and/or forms of payment.  A Participant’s Deferral Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Plan Administration Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 4.2 and Section 4.4 and distributions pursuant to Article V with respect to such Deferral Account since the preceding Valuation Date.

Section 4.2  Crediting of Deferred Compensation.  The Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited to the Participant’s Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant.  To the extent that an Employer is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal or local law, such amounts shall be taken out of other compensation eligible to be paid to the Participant that is not deferred under this Plan.

Section 4.3  Vesting.

(a)	Except as provided in subsection (b) below, a Participant shall be 100% vested in the balance of each of his or her Deferral Accounts at all times.

(b)
A Participant shall become vested in a Deferral Account pertaining to Matching Contributions or other non-elective employer contributions made for any Plan Year (a “Matching Contribution Deferral Account”) as of the earliest to occur of the following:

(i)	The passage of two Plan Years following the Plan Year to which such non-elective employer contributions pertain during each of which the Participant completes at least 1,000 hours of service;

(ii)	The date as of which the Participant, while employed by an Employer or other Affiliated Company, dies or becomes Disabled; and

(iii)	The date as of which the Participant Retires.

Notwithstanding the foregoing, the Company, in its sole discretion, may waive or reduce the foregoing vesting standard for the Matching Contribution Deferral Account of any Participant.

(c)
Amounts held in a Matching Contribution Deferral Account of a Participant who terminates employment prior to becoming vested such account as prescribed in subsection (b) above shall be forfeited and used to pay the administrative expenses of the Plan.

Section 4.4  Hypothetical Investment Benchmarks.  Each Participant shall be entitled to direct the manner in which his/her Deferral Accounts will be deemed to be invested, selecting among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended from time to time, and in accordance with such rules, regulations and procedures as the Plan Administration Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant’s investment elections shall begin to accrue as of the date the  Participant’s Deferred  Amounts are credited to his or her Deferral Accounts.

Section 4.5  Statement of Accounts.  Each Participant shall be provided quarterly statements of his or her Deferral Accounts, in such form as the Plan Administration Committee deems desirable, setting forth the balance to the credit of such Participant in his or her Deferral Accounts as of the end of the most recently completed quarter.

ARTICLE V

DISTRIBUTIONS

Section 5.1  Eligibility for Distributions.  Except as otherwise provided herein, a distribution from a Participant’s Deferral Account may be made only on account of one of the following events incurred by or with respect to the Participant:

(a)	The Participant’s Separation from Service. In this regard, a distribution by reason of a Participant’s Retirement shall be permitted only if the Retirement constitutes a Separation from Service;

(b)	The Participant becoming Disabled;

(c)	The Participant’s death;

(d)	A Specified Time, as prescribed under the Participant’s Deferral Election Agreement;

(e)	The occurrence of an Unforeseeable Emergency, as prescribed in Section 5.10; or

(f)	The termination of the Plan, or portion of the Plan, prescribed in Section 9.2.

Section 5.2  Retirement Distributions.  Subject to Section 5.6 below, in either of the circumstances described below, upon a Participant’s Retirement, the value of the Participant’s Deferral Accounts shall be then distributed to the Participant in installments or in a lump sum as designated in the applicable Deferral Election Agreement.

(a)	The Participant had elected to receive payment of a Deferral Account upon Retirement; or

(b)	The Deferral Period elected by the Participant for that Deferral Account was a Specified Time, but the Participant Retires before the end of that Specified Time.

Section 5.3  Specified Time Distributions.  Subject to Sections 5.6 and 5.8 below, if the Deferral Period elected by a Participant with respect to a Deferral Account is a Specified Time, and the Participant did not Retire before the end of that Specified Time, then upon the end of that Specified Time, the value of the Deferral Account at issue shall be distributed to the Participant in installments or in a lump sum as designated in the applicable Deferral Election Agreement.

Section 5.4  Other Payment Events.  Notwithstanding the provisions of any Deferral Election Agreement, if prior to Retirement a Participant dies, becomes Disabled but remains employed, or incurs a Separation from Service, the entire balance of all of the Participant’s Deferral Accounts shall be distributed to the Participant or the Participant’s Beneficiary or Beneficiaries (as the case may be) in a lump sum payment.

Section 5.5  Designated Payment Date.

(a)	The designated date as of which the value of a Participant’s Deferral Account is to be distributed, or shall commence being distributed, shall be as prescribed below.

(i)
The designated payment date with respect to a Deferral Account to be distributed in a lump sum payment, including with respect to a lump sum payment made to a Participant’s Beneficiary upon the Participant’s death, shall be the first day following the date of the event giving rise to the lump sum payment (or, if later, the date as of which the final deferral with respect to the Deferral Election Agreement pertaining to the Deferral Account is withheld from the Participant’s paycheck).

(ii)
In the case of distributions to be made to a Participant in the form of installment payments, the designated payment dates shall be the first day of the month following the event that gives rise to the payment, and each annual anniversary of that initial designated payment date.

(iii)
The designated payment date with respect to a withdrawal due to an Unforeseeable Emergency pursuant to Section 5.9 below shall be the date as of which the withdrawal request is approved by the Plan Administration Committee.

(b)	For purposes of the administrative provisions of this Plan, a payment shall be treated as having been made upon the date specified under subsection (a) above if the payment is made:

(i)	On such date or a later date within the same calendar year; or

(ii)	If later, by the 15th day of the third calendar month following the date so specified.

Notwithstanding the foregoing, if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or the Participant’s estate), the payment will be treated as made upon the specified date if the payment is made during the first calendar year in which the payment is administratively practicable.

For purposes of administrative convenience, payment may be made to a Participant no earlier than 30 days before the designated payment date prescribed in subsection (a) above.

In no event shall a Participant be permitted, directly or indirectly, to designate the taxable year of the distribution.

(c)
The amount to be distributed to a Participant shall be determined on the basis of the value of the applicable Deferral Account as of the designated payment date with respect to the distribution at issue.

Section 5.6  Restriction on Distributions to Specified Employees.

(a)
Notwithstanding the provisions of Section 5.5 above, if a Participant is a Specified Employee as of the date of the Participant’s Retirement or other Separation from Service, then, by reason of such event, the amounts held in the Participant’s Deferral Accounts shall become payable as of the first day of the seventh month following the date of the

Participant’s Retirement or other Separation from Service (or, if earlier, as of the date of the Participant’s death).

(b)
If the distributions to the Specified Employee are to be made in annual installments, the delay in payment prescribed in subsection (a)(ii) above shall apply solely to the first installment payment.  Each subsequent installment payment shall be made as of the date such payment otherwise would have been made pursuant to Section 5.5.

(c)
The distribution restrictions prescribed in subsection (a)(ii) above shall not apply to a payment to be made pursuant to Section 5.7(b)(i) or (ii) (regarding the payment of employment taxes and compensation deferred under the Plan or a certificate of divesture compliance distributions), or Section 10.2(b) (regarding domestic relations orders).

Section 5.7  No Acceleration of Scheduled Distributions.

(a)
Except as otherwise provided in the Plan, the time or schedule of any distribution of any portion of a Participant’s Deferral Accounts shall not be permitted to be accelerated, either at the election of the Participant or at the discretion of the Compensation Committee.

(b)	Notwithstanding the foregoing, distributions may be made to or on behalf of a Participant prior to the otherwise applicable designated payment date in the following situations:

(i)	As may be necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2));

(ii)
To pay FICA taxes on amounts deferred under the Plan, or income taxes on additional charges arising from the Employer’s payment of FICA taxes or for amounts attributable to the pyramiding of wages and taxes; or

(iii)
If the Plan at any time fails to meet the requirements of Code Section 409A and the underlying regulations.  In that event, however, the accelerated payment may not exceed the amount required to be included in the Participant’s income as a result of the Plan’s failure to comply with the Code Section 409A requirements.

Section 5.8  Extension of Specified Time Deferral Period.  Section 3.5(b) of the Plan permits a Participant to select a Deferral Period of a stated period of calendar years (i.e., a “Specified Time Deferral Period”).  In this connection, a Participant shall be permitted to extend a Specified Time Deferral Period with respect to a Deferral Account, subject to the conditions set forth below.

(a)	An election to extend the Specified Time Deferral Period with respect to any Deferral Account must be submitted to the Plan Administration Committee in accordance with its established procedures.

(b)	Any such election shall not take effect under the Plan until 12 months after the date on which the election is submitted to the Plan Administration Committee.

(c)	An election to extend a Specified Time Deferral Period must provide for the lengthening of the Specified Time Deferral Period for a period of not less than an additional five years.

(d)
Any election to extend a Specified Time Deferral Period must be made at least 12 months prior to the designated payment date (as prescribed in Section 5.5(a)) for the first scheduled payment from the applicable  Deferral Account.

(e)	For purposes of this Section 5.8:

(i)	The entitlement to installment payments shall be treated as the entitlement to a single payment; and

(ii)
The applicable designated payment date otherwise applicable to a Specified Time Deferral Period shall be determined without regard to the restrictions on distributions to Specified Employees prescribed in Section 5.6.

Section 5.9  Delay of Payments Under Certain Circumstances.  Notwithstanding any provision of the Plan to the contrary, payment to a Participant will be delayed to a date after the designated payment date otherwise prescribed under Section 5.5 under any of the circumstances prescribed below.

(a)
A payment to a Participant will be delayed where the Compensation Committee reasonably anticipates that the Company’s or other Affiliated Company’s income tax deduction with respect to such payment otherwise would be limited or eliminated by application of Code Section 162(m); provided, however, that in such event, the payment shall be made either at the earliest date at which the Compensation Committee reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m), or the calendar year in which the Participant Separates from Service.

(b)
A payment to a Participant will be delayed where the Compensation Committee reasonably anticipates that the making of the payment will violate a term of a loan agreement , or other similar contract, to which the Company or any other Affiliated Company is a party, and such violation will cause material harm to the Company or other Affiliated Company; provided, however, that in such event, the payment shall be made at the earliest date at which the Compensation Committee reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company or other Affiliated Company.

(c)
A payment to a Participant will be delayed where the Compensation Committee reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided, however, that in such event, the payment to be made at the earliest date at which the Company or other Affiliated Company reasonably anticipates that the making of the payment will not cause such violation.  For purposes of this subsection (c), the making of a payment that would cause inclusion in gross income or other application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

(d)	A payment to a Participant will be delayed upon such other events and conditions as may be prescribed in generally applicable guidance issued by the Internal Revenue Service.

Section 5.10  Cash  Payments.  All distributions under the Plan shall be paid in cash.

Section 5.11  Unforeseeable Emergency Withdrawals.  A Participant who incurs an Unforeseeable Emergency (as defined below) may submit a request to the Plan Administration Committee for a withdrawal equal to that portion (or all) of the Participant’s Deferral Accounts as is then needed to alleviate the financial hardship resulting therefrom.  Such withdrawals shall be subject to the following provisions of this Section 5.11.

(a)	For purposes of this Section 5.11:

(i)
An “Unforeseeable Emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, or of the spouse, a dependent (as defined in Code Section 152(a)) or a primary beneficiary (as defined below) of the Participant; the loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; and

(ii)
A ”primary beneficiary” of a Participant is an individual who is named as a Beneficiary of the Participant under the Plan, and who has an unconditional right to all, or a portion of, the balance of the Participant’s Deferral Account upon the death of the Participant.

(b)
The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case.  Examples of circumstances that may qualify as an Unforeseeable Emergency (provided that the other conditions of this Section 5.11 are satisfied) are:

(i)	The imminent foreclosure of, or eviction from, the Participant’s primary residence;

(ii)	The need to pay for medical expenses, including non-refundable deductibles or the cost of prescription drugs; and

(iii)	The need to pay for the funeral expenses of the spouse, or dependent or primary beneficiary of the Participant.

The purchase of a home and the payment of college tuition are not Unforeseeable Emergencies for purposes of this Plan.

(c)	A withdrawal shall not be permitted under this Section 5.11 to the extent that the hardship resulting from the Unforeseeable Emergency is, or may be, relieved:

(i)	Through the reimbursement or compensation by insurance or otherwise;

(ii)	By the liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(iii)	By the cessation of deferrals under the Plan.

(d)
The amount of any Unforeseeable Emergency withdrawal shall be limited to that which the Plan Administration Committee determines is reasonably necessary to alleviate the hardship resulting from the occurrence of the Unforeseeable Emergency (which may include any amount necessary to pay any federal or state income taxes or penalties reasonably anticipated to result from the distribution).  The determination of the amount reasonably necessary to satisfy the emergency need must take into account any additional compensation that is available to the Participant upon cancellation of the Participant’s deferral election due to the Unforeseeable Emergency withdrawal that is effected pursuant to Section 3.9(c).  However, such determination is not required to take into account any additional Unforeseeable Emergency withdrawal that is available under another nonqualified deferred compensation plan, but which has not actually been paid from that other plan.

(e)
After reviewing each Unforeseeable Emergency withdrawal request, the Plan Administration Committee shall make a determination as to whether the circumstances satisfy the Unforeseeable Emergency standards prescribed above, and will thereupon notify the requesting Participant of the determination.  If the request is approved, the Plan Administration Committee shall process payment of the withdrawal

(f)
The Plan Administration Committee may establish a policy and procedures regarding the order in which Unforeseeable Emergency withdrawals are to be charged against the particular Deferral Accounts of a Participant.

Section 5.12  Withholding of Taxes. Notwithstanding any other provision of this Plan, the Employer shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.

Section 5.13  USERRA Rights.  Notwithstanding any provision of this Article V to the contrary, the Plan shall permit a Participant to elect a change in the time or the form of payment as may be required to comply with the Uniformed Services Employment and Reemployment Rights Act (USERRA).

ARTICLE VI

PAYMENTS UPON QUALIFIED CHANGE IN CONTROL EVENT

Section 6.1  Termination of Plan upon Change in Control.  Notwithstanding any provision of the Plan to the contrary, upon the occurrence of a Qualified Change in Control Event involving the Company or other Relevant Employer (as defined in Section 6.6(a) below), the Board as constituted immediately prior to the event may in its discretion terminate the Plan, or the portion of the Plan pertaining to the Relevant Employer, and cause to be distributed to each affected Participant the entire balance of all of the Participant’s Deferral Accounts (including the balance of any non-vested Matching Contribution Accounts).  The termination by such Board must occur within the 30 days preceding, or within the 12-month period following, the Qualified Change in Control Event.  Such Plan termination distributions shall be permitted only if:

(a)	All substantially similar non-qualified deferred compensation programs maintained by the Company and all other Affiliated Companies are terminated upon such Qualified Change in Control Event; and

(b)	All compensation deferred and held under each such deferred compensation program is distributed to Participants within 12 months of the date of termination of the applicable program.

Section 6.2  Qualified Change in Control Event.  For purposes of this Article VI, a “Qualified Change in Control Event” with respect to any Participant means any of the following events:

(a)	A Qualified change in the ownership of a corporation that is a Relevant Employer (as prescribed in Section 6.3);

(b)	A Qualified change in effective control of a corporation that is a Relevant Employer (as prescribed in Section 6.4); and

(c)	A Qualified Change in the ownership of a substantial portion of the assets of a corporation that is a Relevant Employer (as prescribed in Section 6.5).

Section 6.3  Change in the Ownership of a Corporation.

(a)
For purposes of this Article VI, a change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.  If any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation within the meaning of Section 6.4 below).

(b)
For purposes of this Section 6.3, an increase in the percentage of stock owned by any one person, or by persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

(c)
In all regards, for purposes of this Section 6.3, a change in the ownership of a corporation will be deemed to have occurred only when there is a transfer of stock of a corporation (or issuance of stock of a corporation), and stock in such corporation remains outstanding after the transaction.

Section 6.4  Change in the Effective Control of a Corporation.

(a)	For purposes of this Article VI, a change in the effective control of a corporation occurs on the date that either:

(i)
A majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or

(ii)
Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the applicable corporation possessing 30 percent or more of the total voting power of the stock of such corporation.

(b)
A change in effective control of a corporation may also occur in any transaction in which either of the two corporations involved in the transaction incurs a change in control event described under Section 6.3 or 6.5.

Section 6.4  Change in the Ownership of Substantial Portion of Assets.

(a)
For purposes of this Article VI, a change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(b)
A transfer of assets by a corporation shall not be treated as a change in the ownership of such assets, and such transfer shall thus not constitute a Qualified Change in Control Event, if the assets are transferred to:

(i)	A shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

(iii)	A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

(iv)	An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

(c)
For purposes of subsection (b) above, a person's status is determined immediately after the transfer of the assets.  Thus, for example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

Section 6.6  Definitions and Operating Rules.  The following definitions and operating rules shall apply for purposes of this Article VI.

(a)	Relevant Employer. To constitute a Qualified Change in Control Event as to the particular Participant, the event must relate to one of the following corporate employers:

(i)	The Company;

(ii)	A subsidiary corporate Employer for whom the Participant is performing services at the time of the Qualified Change in Control Event; or

(iii)
A subsidiary corporate Employer that is a majority shareholder of an Employer identified in paragraph (ii) above, or any corporate Employer in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (ii) above.  For purposes of this paragraph (iii), a majority shareholder of a corporate Employer is a shareholder owning more than 50% of the total fair market value and total voting power of such Employer.

(b)
Persons Acting as a Group.  Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(c)
Ownership Attribution.  The ownership attribution rules of Code Section 318(a) shall apply to determine stock ownership.  Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option).  For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined in IRS Regulation § 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

ARTICLE VII

BENEFICIARY DESIGNATION

Section 7.1  Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Plan Administration Committee, on such form and in accordance with such procedures as the Plan Administration Committee shall establish from time to time.

Section 7.2  No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s Beneficiary shall be deemed to be the Participant’s estate.

ARTICLE VIII

ADMINISTRATION OF PLAN

Section 8.1 Named Fiduciaries.  The persons identified in this Section 8.1 are named as fiduciaries under this Plan and shall be the only named fiduciaries with respect to the Plan.

(a)
The Company, as Plan sponsor, shall be responsible for all fiduciary functions under the Plan except insofar as any such authority or responsibility is assigned by or pursuant to the Plan to another named fiduciary, or is delegated to another fiduciary pursuant to subsection (b) below.  In that regard, the Company shall be the “Administrator” of the Plan within the meaning of ERISA.  The authority and responsibility reserved or assigned to the Company shall be exercised by its Compensation Committee or other authorized officers, and shall include the authority and responsibility in regard to the following:

(i)	The design of the Plan, including the right to amend and to terminate the Plan; and

(ii)	Considering and reviewing all appeals of claims which have been denied.

(b)
The Compensation Committee may delegate to a committee or to any officer of the Company or any Affiliated Company any authority or responsibility reserved or assigned to the Company pursuant to the Plan.  In the event of any such delegation, then any references to the authority, right or power of the Company to act which are contained in any notice, disclosure or communication made with a view toward effectuating the purposes of the Plan shall be construed to include authority for such actions by the committee or officer to whom the Compensation Committee has delegated its authority.  Notwithstanding any other provision of the Plan, in the event that an action or direction of any person to whom authority reposed with the Company under the Plan has been delegated by the Compensation Committee conflicts with an action or direction of the Board of Directors, then the authority of the Compensation Committee shall supersede that of the delegate with respect to such action or direction.

(c)	A Plan Administration Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan.

(i)
The members of the Plan Administration Committee shall be the individuals serving in the roles of, respectively, the Senior Vice President of Human Resources and the Vice President, Compensation and Benefits for the Employers, and such other individuals who are appointed to the Plan Administration Committee by such Senior Vice President of Human Resources (or, in the event of a vacancy in such position, by the Vice President, Compensation and Benefits).

(ii)
The Plan Administration Committee may designate one of its members as a chairperson, and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.

(d)
The Plan Administration Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person administering this Plan by the Compensation Committee. The Plan Administration Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Plan Administration Committee shall be conclusive and binding on the Company, the Employers, Participants and Beneficiaries.

(e)
The Plan Administration Committee is expressly reposed with the discretionary authority and powers in regard to all facets of any claims for benefits made under the Plan.  In turn, the Compensation Committee is expressly reposed with the discretionary authority and powers in regard to all facets of the review of a denied claim for benefits.  Such authority and powers include, but are not limited to, the following:

(i)	Construing and interpreting the terms of the Plan and of any documents pertaining to the Plan;

(ii)	Construing and interpreting all laws and regulations as applicable to any claims for benefits made under the Plan;

(iii)	Making any factual determinations, and applying such determinations to the terms of the Plan and issues arising under the Plan; and

(iv)
Otherwise deciding all questions regarding an individual’s benefit entitlements under the Plan, and the manner and timing of any payments to be made to or with respect to any individual under the Plan.

(f)
No member of the Board, Compensation Committee or Plan Administration Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan.

(g)
The Company shall, to the fullest extent permitted by law, indemnify each director, officer or Employee of the Company or any Affiliated Company (including the heirs, executors, administrators and other personal representatives of such person), each member of the Compensation Committee and Plan Administration Committee against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company or any other Affiliated Company,  the Compensation Committee or the Plan Administration Committee.

(h)
Any expense incurred by the Company, an Employer, the Compensation Committee or the Plan Administration Committee relative to the administration of this Plan shall be paid by the Company or other Affiliated Company and/or may be deducted from the Deferral Accounts of the Participants as determined by the Compensation Committee.

(i)
Any member of the Compensation Committee or the Plan Administration Committee may also be a Participant, but no committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

Section 8.2  Claim Procedure.

(a)
If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Plan Administration Committee.

(b)
If the Plan Administration Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Plan Administration Committee shall inform the claimant in writing of such determination and the reasons thereof in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Plan Administration Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim, and the right of the claimant to bring a civil action under ERISA if the claim is denied upon further review.  Upon request, and free of charge, the claimant will be provided with reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.

(c)
The claimant may within 90 days thereafter submit in writing to the Plan Administration Committee a notice that the claimant contests the denial of his or her claim and desires a further review of the denied claim.  The request for review will be directed to the Compensation Committee, which will review the claim and authorize the claimant to review pertinent documents and submit issues and comments relating to the claim. The Compensation Committee will render a final decision with specific reasons thereof in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Compensation Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant.  If the claim is to be denied in whole or in part upon review, the written notice to the claimant will include the following:

(i)	The specific reason or reasons for the denial;

(ii)	Reference to the specific Plan provisions upon which the denial is based;

(iii)
A statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim appeal; and

(iv)	A statement of the claimant’s right to file a civil lawsuit under ERISA.

(d)
Notwithstanding subsection (c) above, if the Compensation Committee holds regularly scheduled meetings at least quarterly, the Compensation Committee shall make a claim review determination no later than the date of the meeting of the committee that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a claim review determination may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances (such as the need to hold hearing) require a further extension of time for processing, a determination shall be rendered not later than the third meeting of the committee following the Plan’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the claimant shall be provided with written notice of the extension, describing the special circumstances and the date as of which the claim review determination will be made, prior to the commencement of the extension.  The claimant shall be notified of the claim review determination as soon as possible, but not later than five days after the determination is made.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

Section 9.1  Amendment. The Board or the Compensation Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in, or otherwise alter the election made with respect to, any Deferral Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect.  In addition, any amendment that has the effect of changing the time or form of payment under the Plan with respect to any Participant shall be subject to the provisions of Sections 5.7 and 5.8 (regarding the prohibition against the acceleration of payments and the restrictions on changes in the time or form of payments).

Section 9.2  Company’s Right to Terminate.  The Board or the Compensation Committee may at any time terminate the Plan with respect to future Deferral Election Agreements.  However, the Plan cannot otherwise be terminated, and Deferral Accounts thereupon distributed, except as provided below.

(a)	The Plan may be terminated and distributions thereupon made upon a Qualified Change in Control Event, as prescribed in Section 6.1.

(b)
The Plan may be terminated and distributions thereupon made within 12 months of the Company’s corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 USC § 503(b)(1)(A), provided that the amounts deferred under the Plan are distributed for inclusion in the gross income of the Participant in the latest of:

(v)	The calendar year in which the Plan termination occurs;

(vi)	The calendar year in which the deferred amount is no longer subject to a substantial risk of forfeiture; or

(vii)	The first calendar year in which the termination distribution is administratively practicable.

(c)	The Plan may be terminated and distributions thereupon made if the conditions prescribed below are satisfied.

(i)	Each other “account balance” deferred compensation plan maintained by the Company and any other Affiliated Company that also covers any Participant in this Plan is concurrently terminated;

(ii)	No payments (other than payments that would be payable under the terms of the terminated programs if the terminations had not occurred) are made within 12 months of the termination of the programs;

(iii)	All payments are made within 24 months of the termination of the applicable programs; and

(iv)
During the three-year period following the termination of the Plan, neither the Company, nor any other Affiliated Company, adopts an account balance deferred compensation program covering any individual who was a Participant in the Plan upon its termination.

ARTICLE X

MISCELLANEOUS

Section 10.1  Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated Team Members, within the meaning of Sections 201, 301 and 401 of ERISA.  All payments pursuant to the Plan shall be made from the general funds of the Employers and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Employers as a result of participating in the Plan. Notwithstanding the foregoing, the Employers may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Employers’ creditors, to assist it in accumulating funds to pay its obligations under the Plan.

Section 10.2  Nonassignability.

(a)
Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(b)
Notwithstanding the foregoing, the balance of a Participant’s Deferral Accounts, or any portion thereof, shall be distributed in accordance with the terms of any domestic relations order which the Plan Administration Committee determines to be a qualified domestic relations order (QDRO) described in Section 414(p) of the Code.

Section 10. 3  Validity and Severability.  The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.4  Governing Law. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Virginia, without reference to principles of conflict of law, except to the extent preempted by federal law.

Section 10.5  Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or any Employer any obligation for the Participant to remain employed by the Employer or change the status of the Participant’s employment or the policies of the Employer and its affiliates regarding termination of employment.

Section 10.6  Underlying Incentive Plans and Programs. Nothing in this Plan shall prevent the Company or other Employer from modifying, amending or terminating the compensation or the incentive plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

Section 10.7  Funding and Financial Health Restrictions.  In no event shall any amounts attributable to any Deferral Account be held in an offshore trust within the meaning of Code Section 409A(b)(1).  In addition, the assets of any Affiliated Company shall not be restricted to the payment of benefits under the Plan upon a change in the Affiliated Company’s financial health within the meaning of Code Section 409A(b)(2).

*           *           *

Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on November ________, 2007, the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Compensation Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:

Its:

Dated: November , 2007

Appendix A

Advance Auto Parts, Inc. MONY Deferred Compensation Plan Investment Funds

Enterprise Total Return
MFS Total Return
Dreyfus Stock Index
MFS New Discovery
Dreyfus Appreciation
Janus Aspen Capital Appreciation
MONY Money Market Fund
T. Rowe Price Int'l Stock

ADDENDUM TO
ADVANCE AUTO PARTS, INC. DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2008)

PREAMBLE

The purpose and effect of this Addendum (the “Addendum”) to the Advance Auto Parts, Inc. Deferred Compensation Plan (the “Plan”) is to preserve the terms of the Plan that were in effect as of December 31, 2004 (the “2004 Plan Terms”), and to continue to apply such 2004 Plan Terms to compensation deferred under the Plan on or before December 31, 2004, without regard to the standards of Code Section 409A as enacted under the American Jobs Creation Act of 2004 (“AJCA”).

SCOPE OF ADDENDUM

This Addendum shall apply solely to a Participant’s Deferral Accounts under the Plan attributable to the deferral of any compensation for services performed by the Participant for the Company or an Affiliated Company (or for Discount Auto Parts, Inc., which was acquired by the Company in 2003) on or before December 31, 2004, provided that the compensation was earned and not subject to a substantial risk of forfeiture as of that date.  Such accounts are hereinafter referred to as “Pre-2005 Deferrals.”  The accounts maintained for such deferrals are referred to as “Pre-2005 Deferral Accounts.”

For purposes of greater preciseness, the Pre-2005 Deferral Accounts are those pertaining to:

1.	A Participant’s “Base Salary” Deferrals for 2003 and 2004;

2.	A Participant’s “Quarterly Bonus” Deferrals for 2003 and for the first three quarters of 2004;

3.	A Participant’s Roll-up Performance Bonus for 2003; and

4.	A Participant’s DAP SEP Account, as described in Section 4.02 of this Addendum.

Entitlement to both the Quarterly Bonus for the fourth quarter of 2004, and for the 2004 Roll-up Performance Bonus, generally required that a Participant have been employed by the Company as of a post- December 31, 2004 payment date.  These bonuses, and the underlying deferrals of such bonuses, were therefore generally subject to a substantial risk of forfeiture as of such date.  Consequently, such bonus deferrals are subject to the Code Section 409A standards that become effective as of January 1, 2005, and thus shall be governed by the Basic Plan Document, unless the bonuses were in fact paid to the applicable Participant on or before December 31, 2004.

EFFECT OF AMENDMENTS AND DISCRETIONARY ACTIONS

It is intended that the 2004 Plan terms be strictly preserved for purposes of this Addendum.  In that regard, no amendment to the Basic Plan Document, and no exercise of any discretion by the Plan Administration  Committee under the terms of the Basic Plan Document, shall apply to the Pre-2005 Deferral Accounts to which this Addendum pertains unless such amendment or exercise of discretion expressly provides that it is to be applied to such Pre-2005 Deferral Accounts.

Notwithstanding the foregoing, the Plan Administration Committee may change or add a Hypothetical Investment Benchmarks made available with respect to Pre-2005 Deferral Accounts.

2004 PLAN TERMS

ARTICLE I

APPLICATION

Notwithstanding any provision of the Plan to the contrary, the following provisions of this Addendum shall apply to a Participant’s Pre-2005 Deferral Accounts as previously defined.

ARTICLE II

DEFINITIONS

For the purposes of this Addendum, the words and phrases set forth below shall have the meanings indicated, unless the context clearly indicates otherwise.  Other words and phrases within this Addendum shall have the same meaning as defined under the Basic Plan Document.

Basic Plan Document.  “Basic Plan Document” means the document governing the terms of the Plan as in effect on and after January 1, 2005, as may be amended from time to time.

Pre-2005 Deferrals.  “Pre-2005 Deferrals” means the elective deferrals described in the “Scope of Addendum” Section of this Addendum.

Pre-2005 Deferral Account. “Pre-2005 Deferral Account” means the account maintained under the Plan for each Participant who has made Pre-2005 Deferrals to the Plan.

Deferral Period. “Deferral Period” as applied under this Addendum is defined in Section 3.03 below.

Deferred Amount. “Deferred Amount” as applied under this Addendum is defined in Section 3.03 below.

Disability. “Disability” means eligibility for disability benefits under the terms of the Long-Term Disability Plan maintained by the Company.

Form of Payment.  “Form of Payment” means payment in one lump sum or in substantially equal annual installments over a period of up to 10 years.

Participation Agreement. “Participation Agreement” means an agreement filed by a Participant as described in Section 3.01 of this Addendum.

Retirement. “Retirement” means retirement of a Participant from the Company and all Affiliated Companies after attaining both age 55 and completing at least ten continuous years of service.

Termination of Employment.  “Termination of Employment” means the cessation of a Participant’s services as a full-time team member of the Company and all Affiliated Companies for any reason other than Retirement.

Unforeseeable Emergency. “Unforeseeable Emergency” means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE III

PLAN TERMS

Section 3.01

Maintenance of Accounts.  Separate Pre-2005 Deferral Accounts shall be maintained for each Participant. More than one Pre-2005 Deferral Account may be maintained for a Participant as necessary to reflect (a) various Hypothetical Investment Benchmarks; and/or (b) separate Participation Agreements specifying different Deferral Periods and/or forms of payment pertaining to such Pre-2005 Deferral Accounts.

Section 3.02

Vesting of Deferral Account. Except as provided in Section 3.10 below (regarding a forfeiture upon a voluntary early withdrawal), a Participant shall be 100% vested in his or her Pre-2005 Deferral Accounts at all times.

Section 3.03

Participation Agreement.  Each Participant for whom a Pre-2005 Deferral Account is maintained shall have previously entered into a Participation Agreement that set forth the following:

(a)	The amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that was to be deferred under the Plan (the “Deferred Amount”);

(b)
The period after which payment of the Deferred Amount is to be made or begin to be made (the “Deferral Period”), which shall be the earlier of (i) a number of full years, not less than two (i.e., for a “Specified Time”), and (ii) the period ending upon the Retirement or prior termination of employment of the Participant; and

(c)	The form in which payments are to be made, which may be a lump sum or in substantially equal annual installments over a period of up to 10 years.

Section 3.04

Modification of Deferral Period Election by Participant.  A Participant who elected a Deferral Period for any Pre-2005 Deferrals based on a Specified Time may elect to extend that Specified Time period (in increments of full calendar years) by submitting an amended Participation Agreement to the Plan Administration Committee at least one full calendar year before the end of Deferral Period (as in effect before such amendment); provided, that only one such amendment may be filed with respect to each Participation Agreement.  Under no circumstances may a Participant’s elected Deferral Period be shortened or reduced.

Section 3.05

Time and Form of Payment.

(a)
At the end of the Deferral Period for each Pre-2005 Deferral Account, the value of such Pre-2005 Deferral Account shall be paid to the Participant at the time or times elected by the Participant in the applicable Participation Agreement.

(b)
If the Participant has elected to receive payments from a Pre-2005 Deferral Account in a lump sum, the Company shall pay the value of such Pre-2005 Deferral Account (determined as of the most recent Valuation Date preceding the end of the Deferral Period) in a lump sum in cash as soon as practicable after the end of the Deferral Period.

(c)
If the Participant has elected to receive payments from a Pre-2005 Deferral Account in installments, the Company shall make annual cash payments from such Pre-2005 Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Pre-2005 Deferral Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Pre-2005 Deferral Account (if there is more than one such deemed investment).

Section 3.06

Retirement.  If a Participant had elected to have a Pre-2005 Deferral Account distributed upon Retirement, then the value of such Pre-2005 Deferral Account (determined as of the most recent Valuation Date preceding such Retirement) shall be distributed to the Participant upon Retirement in installments or a lump sum as elected in the Participation Agreement, and as generally described in Section 3.05 above.

Section 3.07

Specified Time  Distributions.  If a Participant elected a Deferral Period with respect to a Pre-2005 Deferral Account that is a stated number of years (i.e., for a Specified Time), then upon the expiration of such Specified Time, the value of such Pre-2005 Deferral Account (determined as of the most recent Valuation Date preceding such Deferral Period) shall be distributed in installments or a lump sum as elected in the Participation Agreement, and as generally described in Section 3.05 above.

Section 3.08

Other Than Retirement.  Notwithstanding the provisions of any Participation Agreement, if a Participant dies, has a Termination of Employment or Disability prior to Retirement and prior to receiving full payment of a Pre-2005 Deferral Account, the Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant’s Beneficiary or Beneficiaries (as the case may be) in a lump sum as soon as practicable following the occurrence of such event, unless the Plan Administration Committee in its sole discretion determines otherwise.

Section 3.09

Hardship Withdrawals.

(a)
Notwithstanding the foregoing provisions of this Article III and any Participation Agreement, a Participant shall be entitled to elect to withdraw all or part of the balance of a Pre-2005 Deferral Account in the event of an Unforeseeable Emergency, in accordance with this Section 3.09.

(b)
A hardship withdrawal pursuant to this Section 3.09 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency need, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship; or (iii) by cessation of participation in the Plan.

(c)
An application for a hardship withdrawal under this Section 3.09 shall be made to the Plan Administration Committee in such form and in accordance with such procedures as the Plan Administration Committee shall determine from time to time. The determination of whether, and in what amount and form, a hardship withdrawal will be permitted pursuant to this Section 3.09 shall be made by the Plan Administration Committee.

Section 3.10

Voluntary Early Withdrawal.  Notwithstanding the foregoing provisions of this Article III and any Participation Agreement, a Participant shall be entitled to elect to withdraw the entire balance of his or her Pre-2005 Deferral Accounts in accordance with this Section 3.10 by filing with the Plan Administration Committee such forms, in accordance with such procedures, as the Plan Administration Committee shall determine from time to time. As soon as practicable after receipt of such form by the Plan Administration Committee, the Company shall pay an amount equal to ninety percent of the balance in such Pre-2005 Deferral Accounts (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash, and the Participant shall forfeit the remainder of such Pre-2005 Deferral Accounts.  A Participant who elects to make a voluntary early withdrawal under this Section 3.10 shall not be entitled to file any Deferral Agreements under the Plan for post-2004 deferrals pertaining to compensation to be earned in the first Plan Year that begins after such voluntary early withdrawal election is made.

Section 3.11

Change of Control.  In the event of a Change of Control that is recommended for approval to the shareholders by the Board, no immediate special payment shall be made to any Participant and the terms and conditions of the Plan shall remain in full force and effect. Notwithstanding anything contained in this Plan to the contrary, upon a hostile Change of Control, the Company shall immediately pay to each Participant in a lump sum in cash the balance in the Participant’s Pre-2005 Deferral Accounts (determined as of the most recent Valuation Date preceding the Change of Control) including any Company Matching Contributions. A “Hostile Change of Control” is a Change of Control of the Company (as defined under the terms of the Plan in effect on December 31, 2004), which is not recommended for approval to the shareholders by the Board.

Section 3.12

Company’s Right to Terminate.  The Board or the Compensation Committee may at any time terminate the portion of the Plan pertaining to Pre-2005 Deferral Accounts at any time for any reason, including without limitation if, in its judgment, the continuance of such portion of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the accrued balance in the Participant’s Pre-2005  Deferral Account (determined as of the most recent Valuation Date preceding the termination date).

ARTICLE IV

MERGED DISCOUNT AUTO PARTS PLAN

Section 4.01

Overview.  Discount Auto Parts, Inc. (“Discount Auto Parts”) was acquired by, and is now a subsidiary of, the Company.  Discount Auto Parts had maintained the Discount Auto Parts Plan, Inc. Supplemental Executive Profit Sharing Plan (the “DAP SEP”), a deferred compensation plan, for the benefit of its eligible employees.  The DAP SEP was merged with and into the Plan, effective on or about November 1, 2003 (which effective date is hereby referred to as the “Merger Date”).  For purposes of this Appendix A, a “DAP SEP Participant” means any current or former employee of Discount Auto Parts for whom an account was maintained under the DAP SEP as of the Merger Date.  A DAP SEP Participant is a Participant in the Plan, but only with respect to the rights associated with the Participant’s DAP SEP Account established pursuant to Section 4.02 below, unless and to the extent the individual has become a general Participant in the Plan pursuant to its terms.

Section 4.02

Separate DAP SEP Account.  The value of each DAP SEP Participant’s accrued benefit under the DAP SEP was transferred to and became a liability of the Plan as of the Merger Date.  Such amount is maintained in a separate DAP SEP Account established for the benefit of the DAP SEP Participant.  A DAP SEP Participant shall at all times be fully vested and have a nonforfeitable interest in the value of his or her DAP SEP Account.

Section 4.03

Investment of Accounts.  A DAP SEP Participant shall be entitled to direct the manner in which his or her DAP SEP Account will be deemed to be invested by selecting among the Hypothetical Investment Benchmarks specified from time to time in Appendix A of the Basic Plan Document.

Section 4.04

Payment of Benefits.

(a)
Upon a DAP SEP Participant’s termination of employment with the Company and all Affiliated Companies, or, if earlier, upon such Participant’s attainment of age 65 (the “Normal Retirement Age” under the DAP SEP), the DAP SEP Participant shall become entitled to receive payment of the value of the balance of his or her DAP SEP Account determined as of the date of such event.  Payment of such benefit shall be made in a lump sum within 120 days after the occurrence of the event giving rise to the DAP SEP Participant’s right to receive payment.

(b)
A DAP SEP Participant shall not be entitled to elect to receive any portion of his or her DAP SEP Account prior to terminating employment or attaining age 65.  Consequently, the Specified Time distribution, hardship withdrawal and voluntary early withdrawal provisions of Article III of this Addendum shall not apply to a Participant’s DAP SEP Account.

(c)
The timing of the payment of a Participant’s DAP SEP Account shall not be affected by the timing of any other benefits that the DAP SEP Participant may be entitled to receive as a general Participant in the Plan.

Section 4.05

Death Benefits.  Any beneficiary designation filed under the DAP SEP by a DAP SEP Participant whose death had occurred prior to the Merger Date became null and void as of the Merger date.  Accordingly, a DAP SEP Participant who is not a general Participant in the Plan as of the Merger Date may designate a Beneficiary or Beneficiaries as generally prescribed under the Plan.  In the event of the DAP SEP Participant’s death prior to payment of his or her DAP SEP Account, the Participant’s interest in that Account shall be paid to the Participant’s Beneficiary as designated or prescribed under the Plan.

FIRST AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Compensation Plan (the “Plan”) to allow eligible Team Members to elect to defer the receipt and taxation of a portion of their compensation; and

WHEREAS, the Company previously maintained a form of incentive bonus known as a "Roll-up Performance Bonus," which bonus, in part, was eligible to be deferred under the Plan by eligible executives.  The Roll-up Performance Bonus has been replaced by a new "Annual Bonus," which is also eligible to be deferred in part under the Plan.  It is the desire of the Company that the Plan reflect the change of the type of bonus awarded by the Company; and

WHEREAS, it is the further desire of the Company to clarify that a delay in payment to a “specified employee” is required only if the payment is made by reason of a separation from service.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended, effective for the Plan Year beginning on January 1, 2009, in the manner as prescribed below.

1. Article 2 of the Plan is hereby amended by the modification and addition of the definitions set forth below.

Section 2.14                                Eligible Compensation.  “Eligible Compensation” for any Team Member for any period means the Base Salary and Bonus Compensation, if any, otherwise payable to the Team Member for services performed or performances achieved during such period.

*           *           *

Section 2.27                                Annual Bonus.  “Annual Bonus” means the bonus awarded to a Team Member for a calendar year performance period under an incentive plan maintained by an Employer.

*           *           *

Section 2.32                                Bonus Compensation.  "Bonus Compensation" for any Team Member for any period means any Quarterly Bonus or Annual Bonus awarded to such Team Member for services rendered or performance achieved for such period.

2. Article 3 of the Plan is hereby amended by the modification of the provisions set forth below.

Section 3.3                      Deferral Election Agreement.

(a)
For each Plan Year, each eligible Team Member will be permitted to submit a separate Deferral Election Agreement with respect to the Base Salary and Bonus Compensation (if any) otherwise payable to the Team Member for services performed or performance achieved during the Plan Year.  The submission of the Deferral Election Agreement must be made in writing or otherwise in accordance with such policies and procedures established by the Plan Administration Committee and communicated to eligible Team Members, which procedures may permit or require elections to be made by electronic media.  The Team Member will be provided written or electronic confirmation of the terms of each Deferral Election Agreement.

*           *           *

Section 3.4                      Deferred Amount.

(a)
The Deferral Election Agreement of an eligible Team Member for a Plan Year will designate the amount of each form of the Eligible Compensation for the Plan Year that the Team Member elects to have deferred under the Plan (the “Deferred Amount”).  For each Plan Year, an eligible Team Member will make a separate deferral election for the Team Member’s Base Salary and Bonus Compensation for the Plan Year; provided, however, that the Plan Administration Committee in its discretion may permit separate elections to be made with respect to a Team Member's Quarterly Bonuses and Annual Bonus, respectively.  The maximum or minimum amount of deferral that may be elected by a Team Member for a Plan Year with respect to each form of Eligible Compensation will be established by the Plan Administration Committee.  The maximum or minimum amount may differ as to eligible Team Members or classes of Team Members.

*           *           *

Section 3.7                      Deferral Election Deadline.

(a)
A Deferral Election pertaining to Base Salary or Bonus Compensation that may otherwise become payable to a Team Member for services performed or performance achieved during a Plan Year, including in regard to the Annual Bonus or the fourth quarter Quarterly Bonus for a Plan Year that will be paid after the end of that Plan Year, must be submitted on or before December 31 of the Plan Year immediately preceding the Plan Year for which it is effective (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee.

Page 2 - FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN

(b)
Notwithstanding subsection (a) above, the Plan Administration Committee in its discretion may permit a Team Member to submit the Deferral Election for the Annual Bonus pertaining to any Plan Year on or before June 30 falling within the applicable Plan Year (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee, subject to the following conditions:

(i)
The Annual Bonus for the Plan Year must be payable by reason of the Team Member’s satisfaction of organizational or individual performance criteria that is measured on the basis of a calendar year performance period or such other performance period of not less than 12 months;

(ii)
The Team Member must have performed services for the Employer continuously during the period beginning on the later of the beginning of the performance period or the date the applicable performance criteria are established, and ending on the date the election is made; and

(iii)	The election must be made before the amount of the Annual Bonus becomes readily ascertainable.

Section 3.8                      Election for First Year of Eligibility.  Notwithstanding Section 3.7 above, the provisions of this Section 3.8 will apply with respect to a Team Member who becomes eligible to participate in the Plan after the first day of a Plan Year.

(a)	The timing of the eligible Team Member’s initial Deferral Election will be governed by the rules prescribed below.

(i)
The initial Deferral Election must be made within 30 days after the date the individual becomes an eligible Team Member.  Except as provided in paragraph (ii) below, the eligible Team Member’s initial Deferral Election, or the decision to not make an initial Deferral Election, will become irrevocable as of the expiration of such 30-day election period.

(ii)
Notwithstanding paragraph (i) above, an initial Deferral Election by an eligible Team Member that is affirmatively made and submitted under the Plan as of the last day immediately preceding the date for which the Deferral Election will first apply, and before the expiration of the otherwise applicable 30-day election period, will become irrevocable as of such last day.

(iii)
In no event may the deadline for making an initial Deferral Election under this Plan with respect to any eligible Team Member for any Plan Year be subsequent to the deadline imposed on that Team Member for making a Deferral Election for such Plan Year under any other Aggregated Plan.

*           *           *

Page 3 - FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN

(c)	The compensation to which such initial Deferral Election will apply will be determined in accordance with the rules set forth below.

(i)
The eligible Team Member’s initial Deferral Election will apply only to the Eligible Compensation otherwise payable for services performed by the eligible Team Member subsequent to the date the Deferral Election has become irrevocable pursuant to subsection (a) above.

(ii)
For purposes of paragraph (i) above, as with respect to a Deferral Election by an eligible Team Member pertaining to Bonus Compensation (i.e., the Quarterly Bonuses and Annual Bonus), if the initial Deferral Election is made after the beginning of the applicable bonus performance period, the Deferral Election will apply to the total amount of the applicable Bonus Compensation for the applicable performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period after the election has become irrevocable, and the denominator of which is the total number of days in the performance period.

(iii)
The formula prescribed in paragraph (ii) above will also apply in regard to a Deferral Election pertaining to the deferral of the Team Member’s Base Salary, unless the amount of the individual’s Eligible Compensation for the portion of a period prior to the date of the irrevocability of the Deferral Election (i.e., the amount of the Eligible Compensation that is not eligible to be deferred under the Plan) can be readily ascertained.

3. Subsection 5.6(a) of the Plan is amended to read as prescribed below.

Section 5.6                      Restriction on Distributions to Specified Employees.

(a)
Notwithstanding the provisions of Section 5.5 above, if a Participant becomes entitled to a distribution from the Plan by reason of Retirement or other Separation from Service, and if the Participant is a Specified Employee as of the date of such Retirement or other Separation from Service, then the amounts held in the Participant’s Deferral Accounts will become payable as of the first day of the seventh month following the date of the Participant’s Retirement or other Separation from Service (or, if earlier, as of the date of the Participant’s death).

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Page 4 - FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN

Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on August _____, 2009, the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Compensation Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:

Title:

Dated: , 2009

Page 5 - FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN

SECOND AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Compensation Plan (the “Plan”) to allow eligible Team Members to elect to defer the receipt and taxation of a portion of their compensation; and

WHEREAS, it is the desire of the Company to amend the Plan to prescribe default rules to apply in the event that an eligible Team Member fails to designate the time or form of a distribution from the Plan.

NOW, THEREFORE, in consideration of the foregoing, Section 3.10 of the Plan is hereby amended to read as prescribed below, effective as of the Plan Year beginning on January 1, 2010.

Section 3.10                      Evergreen and Default Elections.

(a)
Prior to each Deferral Election Agreement submission deadline, each eligible Team Member will be provided information regarding the Team Member’s deferral rights under the Plan for the following Plan Year or other applicable period.  The eligible Team Member will then be permitted to affirmatively elect or decline to enter into a Deferral Election Agreement for the applicable period.  In the event that an eligible Team Member fails to timely submit a Deferral Election Agreement, or fails to affirmatively decline to enter into a Deferral Election Agreement, for any period, then the eligible Team Member will be deemed to have made the same Deferral Election (or election declination) as had most recently been made for the form of Eligible Compensation at issue.

(b)
Subject to Section 3.9(b) above (regarding the cancellation of a Deferred Election upon a 401(k) plan hardship withdrawal), a deemed election will become irrevocable as of the applicable Statutory Deadline (as prescribed in Section 3.7).  For example, an eligible Team Member who fails to make, or affirmatively declines, a Deferral Election in regard to Base Salary payable for Year 2 will be deemed to have made the same Base Salary Deferral Election, or election declination, as in effect for Year 1.  An eligible Team Member who is first eligible to make a Deferral Election for any form of Eligible Compensation, but fails to timely make such election, will be deemed to have declined such Deferral Election.  Subject to subsection (c) below, this deemed evergreen election will apply to all aspects of an eligible Team Member’s Deferral Election, including in regard to the designated Deferral Period.

(c)	The Deferral Period applicable to an evergreen election deemed to have been made under this Section 3.10 with respect to any form of Eligible Compensation will be determined as prescribed below.

(i)
If the most recent Deferral Election for the form of Eligible Compensation at issue designated a Deferral Period extending to the eligible Team Member’s Retirement or other Separation from Service, then that same designation will apply to the deemed evergreen election.

(ii)
If the most recent Deferral Election for the form of Eligible Compensation designated a deferral of payment for a Specified Time, (or if the default election made pursuant to subsection (d) below provides for a deemed Specified Time Deferral Period), then that Specified Time will be deemed to have also been elected; provided, however, if that Specified Time is not the end of at least two full calendar years following the beginning of the Plan Year to which the deemed evergreen election applies, then the Deferral Period for a Deferred Amount that is the subject of the deemed election will be the end of such second future calendar year.

(d)
If an eligible Team Member has made a Deferral Election, but did not specify a form of distribution, or did not specify a Deferral Period (in which case, one or both of the evergreen Deferral Election rules of subsection (c) above would not be implicated), then the default rules prescribed below will apply.

(i)	If the Team Member did not specify a form of payment, then the default form of payment pertaining to the Deferral Election is a lump sum.

(ii)
If the Team Member did not specify a Deferral Period, then the Deferral Period pertaining to the Deferral Election will be the expiration of two full calendar years following the Plan Year to which the deferred compensation pertains.  For example, the default Deferral Period pertaining to Year 1 compensation is the period ending on December 31 of Year 3.

Notwithstanding the foregoing, as generally prescribed in Section 3.5, a Participant’s Retirement is the designated payment event with respect to each of the Participant’s Deferral Accounts.  Accordingly, if such Retirement occurs prior to the occurrence of the deemed Specified Time Deferral Election for any Deferral Account, then the Retirement will supplant the deemed Specified Time Deferral Election with respect to that Deferral Account.

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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on August _____, 2010, the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Compensation Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By: ___________________________

Title:___________________________

Dated: ___________________________ , 2010